Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Ed Mattix	Andy Schulz
+1 303 397 2467	+1 303 397 2969
ed.mattix@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports First Quarter 2013 Results

ENGLEWOOD, Colo. (March 21, 2013) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the first quarter ended February 28, 2013.

•	Revenue of $383 million, up 12 percent from the prior-year period

•	Organic revenue growth rate of five percent overall, including eight percent for subscription-based business

•	Adjusted EBITDA of $118 million, or 30.9 percent of revenue

•	Non-GAAP earnings per diluted share (adjusted EPS) of $0.86, up 12 percent from the prior-year period

•	Adjusted free cash flow of $112 million, up 47 percent from the prior-year period

Adjusted EBITDA, adjusted EPS, and adjusted free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter 2013 Financial Performance

	Three Months Ended		Change
(in thousands, except percentages and per share data)	February 28, 2013	February 29, 2012	$	%
Revenue	$382,525	$342,743	$39,782	12%

Net income	$24,671	$23,475	$1,196	5%
Adjusted EBITDA	$118,194	$103,633	$14,561	14%

GAAP EPS	$0.37	$0.35	$0.02	6%
Adjusted EPS	$0.86	$0.77	$0.09	12%

Cash flow from operations	$131,686	$32,983	$98,703	299%
Adjusted free cash flow	$112,319	$76,427	$35,892	47%

“The first quarter was a solid start to 2013 and a continuation of our steady performance amid a challenging macroeconomic environment,” said Jerre Stead, IHS chairman and chief executive officer. “We are achieving key milestones with regard to our infrastructure initiatives while at the same time investing significantly to capture our full commercial potential.  We expect to exit 2013 better positioned than ever to deliver sustainable, profitable long-term growth.”

First Quarter 2013 Revenue Performance

First quarter 2013 revenue increased 12 percent compared to the first quarter of 2012. The components of its growth are described below.

	Increase in Total Revenue
	Organic	Acquisitive	Foreign Currency
2013 vs. 2012	5%	7%	—%

The subscription-based business continued its growth trend, growing eight percent organically from the prior-year period, which represents the 11th consecutive quarter with subscription-based organic revenue growth of seven percent or higher.

	Three Months Ended		Absolute	Organic
(in thousands, except percentages)	February 28, 2013	February 29, 2012	% change	% change
Subscription revenue	$307,727	$273,390	13%	8%
Non-subscription revenue	74,798	69,353	8%	(8)%
Total revenue	$382,525	$342,743	12%	5%

First Quarter 2013 Segment Performance

IHS continued to perform well amid difficult economic conditions, as follows:

•
Americas. First quarter revenue for the Americas increased $22 million, or 11 percent, to $229 million. First quarter adjusted EBITDA for the Americas increased $14 million, or 18 percent, to $94 million. First quarter operating income for the Americas increased $11 million, or 21 percent, to $62 million.

•	EMEA. First quarter revenue for EMEA increased $10 million, or 10 percent, to $109 million. First quarter adjusted EBITDA for EMEA decreased $1 million, or four percent, to $24 million.

First quarter operating income for EMEA decreased $5 million, or 24 percent, to $16 million, due in part to a loss on sale of assets.

•
APAC. First quarter revenue for APAC increased $7 million, or 21 percent, to $44 million. First quarter adjusted EBITDA for APAC increased $2 million, or 23 percent, to $10 million. First quarter operating income for APAC increased $2 million, or 22 percent, to $10 million.

Outlook (forward-looking statement)

For the year ending November 30, 2013, IHS reaffirms and expects:

•	All-in revenue in a range of $1.640 billion to $1.710 billion, including an overall organic growth rate expected to be between 5-7 percent at the midpoint;

•	All-in adjusted EBITDA in a range of $540 million to $582 million; and

•	Adjusted EPS between $4.23 and $4.43 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter 2013 results on March 21, 2013, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company's website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and post-retirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and post-retirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs more than 6,000 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2013 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	February 28, 2013	November 30, 2012
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$318,697	$345,008
Accounts receivable, net	412,974	372,117
Income tax receivable	15,458	20,464
Deferred subscription costs	52,594	47,065
Deferred income taxes	46,370	55,084
Other	29,979	24,145
Total current assets	876,072	863,883
Non-current assets:
Property and equipment, net	173,867	163,013
Intangible assets, net	540,646	554,552
Goodwill	1,969,289	1,959,223
Other	8,075	8,540
Total non-current assets	2,691,877	2,685,328
Total assets	$3,567,949	$3,549,211
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$169,511	$170,102
Accounts payable	53,167	52,079
Accrued compensation	34,776	50,497
Accrued royalties	35,432	33,637
Other accrued expenses	57,160	55,304
Deferred revenue	628,411	515,318
Total current liabilities	978,457	876,937
Long-term debt	882,723	890,922
Accrued pension and postretirement liability	21,280	30,027
Deferred income taxes	118,980	139,235
Other liabilities	27,602	27,732
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,621,367 shares issued, and 65,732,911 and 65,577,530 shares outstanding at February 28, 2013 and November 30, 2012, respectively	676	676
Additional paid-in capital	655,296	681,409
Treasury stock, at cost: 1,888,456 and 2,043,837 shares at February 28, 2013 and November 30, 2012, respectively	(149,858)	(139,821)
Retained earnings	1,113,458	1,088,787
Accumulated other comprehensive loss	(80,665)	(46,693)
Total stockholders’ equity	1,538,907	1,584,358
Total liabilities and stockholders’ equity	$3,567,949	$3,549,211

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended
	February 28, 2013	February 29, 2012
Revenue:
Products	$341,478	$297,981
Services	41,047	44,762
Total revenue	382,525	342,743
Operating expenses:
Cost of revenue:
Products	140,285	124,822
Services	19,790	21,768
Total cost of revenue (includes stock-based compensation expense of $1,682 and $1,317 for the three months ended February 28, 2013 and February 29, 2012, respectively)	160,075	146,590
Selling, general and administrative (includes stock-based compensation expense of $38,080 and $32,603 for the three months ended February 28, 2013 and February 29, 2012, respectively)	142,229	125,176
Depreciation and amortization	32,479	26,301
Restructuring charges	4,788	7,485
Acquisition-related costs	1,895	867
Net periodic pension and postretirement expense	2,240	2,000
Other expense (income), net	2,419	(736)
Total operating expenses	346,125	307,683
Operating income	36,400	35,060
Interest income	344	172
Interest expense	(6,120)	(4,894)
Non-operating expense, net	(5,776)	(4,722)
Income from continuing operations before income taxes	30,624	30,338
Provision for income taxes	(5,953)	(6,863)
Net income	$24,671	$23,475

Basic earnings per share	$0.37	$0.36
Weighted average shares used in computing basic earnings per share	65,790	65,515

Diluted earnings per share	$0.37	$0.35
Weighted average shares used in computing diluted earnings per share	66,701	66,451

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	February 28, 2013	February 29, 2012
Operating activities:
Net income	$24,671	$23,475
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	32,479	26,301
Stock-based compensation expense	39,762	33,920
Impairment of assets	1,629	—
Excess tax benefit from stock-based compensation	(11,345)	(9,934)
Net periodic pension and postretirement expense	2,240	2,000
Pension and postretirement contributions	(10,933)	(65,883)
Deferred income taxes	(15,534)	8,566
Change in assets and liabilities:
Accounts receivable, net	(33,696)	(30,220)
Other current assets	(12,978)	(13,214)
Accounts payable	(6,485)	4,290
Accrued expenses	(8,930)	(22,279)
Income tax payable	16,063	(6,024)
Deferred revenue	116,157	81,672
Other liabilities	(1,414)	313
Net cash provided by operating activities	131,686	32,983
Investing activities:
Capital expenditures on property and equipment	(19,367)	(13,556)
Acquisitions of businesses, net of cash acquired	(38,448)	—
Change in other assets	(846)	(242)
Settlements of forward contracts	(776)	(2,207)
Net cash used in investing activities	(59,437)	(16,005)
Financing activities:
Proceeds from borrowings	45,000	85,000
Repayment of borrowings	(53,786)	(20,447)
Excess tax benefit from stock-based compensation	11,345	9,934
Repurchases of common stock	(81,900)	(28,436)
Net cash provided by (used in) financing activities	(79,341)	46,051
Foreign exchange impact on cash balance	(19,219)	(1,128)
Net increase (decrease) in cash and cash equivalents	(26,311)	61,901
Cash and cash equivalents at the beginning of the period	345,008	234,685
Cash and cash equivalents at the end of the period	$318,697	$296,586

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands, except for percentages)
(Unaudited)

	Three Months Ended		Absolute	Organic
	February 28, 2013	February 29, 2012	% change	% change
Revenue by segment:
Americas revenue	$229,166	$206,920	11%	3%
EMEA revenue	109,471	99,409	10%	4%
APAC revenue	43,888	36,414	21%	15%
Total revenue	$382,525	$342,743	12%	5%

Revenue by transaction type:
Subscription revenue	$307,727	$273,390	13%	8%
Non-subscription revenue	74,798	69,353	8%	(8)%
Total revenue	$382,525	$342,743	12%	5%

Revenue by information domain:
Energy revenue	$175,471	$159,054
Product Lifecycle (PLC) revenue	132,714	110,729
Security revenue	28,019	27,221
Environment revenue	25,281	22,139
Macroeconomic Forecasting and Intersection revenue	21,040	23,600
Total revenue	$382,525	$342,743

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended
	February 28, 2013	February 29, 2012
Net income	$24,671	$23,475
Interest income	(344)	(172)
Interest expense	6,120	4,894
Income tax provision	5,953	6,863
Depreciation	9,880	8,132
Amortization	22,599	18,169
EBITDA	$68,879	$61,361
Stock-based compensation expense	39,762	33,920
Restructuring charges	4,788	7,485
Acquisition-related costs	1,895	867
Impairment of assets	1,629	—
Loss on sale of assets	1,241	—
Adjusted EBITDA	$118,194	$103,633

	Three Months Ended
	February 28, 2013	February 29, 2012
Earnings per diluted share	$0.37	$0.35
Stock-based compensation expense	0.39	0.33
Restructuring charges	0.05	0.07
Acquisition-related costs	0.02	0.01
Impairment of assets	0.02	—
Loss on sale of assets	0.01	—
Adjusted earnings per diluted share	$0.86	$0.77
Note: Amounts may not sum due to rounding

	Three Months Ended
	February 28, 2013	February 29, 2012
Net cash provided by operating activities	$131,686	$32,983
Capital expenditures on property and equipment	(19,367)	(13,556)
Free cash flow	$112,319	$19,427
Pension deficit funding	—	57,000
Adjusted free cash flow	$112,319	$76,427

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended February 28, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$62,133	$15,986	$9,749	$(51,468)	$36,400
Adjustments:
Stock-based compensation expense	—	—	—	39,762	39,762
Depreciation and amortization	24,284	5,917	461	1,817	32,479
Restructuring charges	3,896	947	(55)	—	4,788
Acquisition-related costs	1,895	—	—	—	1,895
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Adjusted EBITDA	$93,837	$24,091	$10,155	$(9,889)	$118,194

	Three months ended February 29, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$51,304	$20,897	$7,995	$(45,136)	$35,060
Adjustments:
Stock-based compensation expense	—	—	—	33,920	33,920
Depreciation and amortization	20,537	3,834	51	1,879	26,301
Restructuring charges	6,999	255	231	—	7,485
Acquisition-related costs	867	—	—	—	867
Adjusted EBITDA	$79,707	$24,986	$8,277	$(9,337)	$103,633

IHS INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three months ended February 28, 2013		Three months ended February 29, 2012
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$39,762	$26,044	$33,920	$21,838
Restructuring charges	$4,788	$3,149	$7,485	$4,808
Acquisition-related costs	$1,895	$1,528	$867	$867
Impairment of assets	$1,629	$1,010	$—	$—
Loss on sale of assets	$1,241	$827	$—	$—